Exhibit 5.1

[Letterhead of LeClairRyan, A Professional Corporation]

November 12, 2014

Village Bank and Trust Financial Corp.

13319 Midlothian Turnpike

Midlothian, Virginia 23113

Ladies and Gentlemen:

We have participated in the preparation of a registration statement on Form S-1 (the “Registration Statement”) of Village Bank and Trust Financial Corp., a Virginia corporation (the “Company”), to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), in connection with the proposed distribution by the Company to its shareholders of non-transferable subscription rights (the “Rights”) entitling the holders thereof to purchase shares of common stock, par value $4.00 per share (the “Common Stock”), of the Company (the “Rights Offering”). Pursuant to the Rights Offering, up to 1,002,882 shares of Common Stock (the “Shares”) may be issued and sold by the Company upon exercise of the Rights. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

In connection with this opinion, we have considered such questions of law as we have deemed necessary as a basis for the opinion set forth below. We also examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following: (i) the Registration Statement; (ii) the Articles of Incorporation, as amended, and Bylaws, as amended, of the Company; (iii) certain resolutions of the Board of Directors of the Company relating to the distribution of the Rights and the issuance of the Shares and the other transactions contemplated by the Registration Statement; and (iv) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below (collectively, the “Documents”). We are relying without any independent investigation thereof upon the truth and accuracy of all statements, covenants, representations and warranties set forth in the Documents.

In our examination, we have assumed (i) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have been declared effective by the SEC; (ii) that all of the Shares will be sold in the manner stated in the Registration Statement; (iii) the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted as copies; and (iv) the genuineness of all signatures and legal competence of all signatories. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon and limited in all respects by the foregoing, we are of the opinion that if and when issued and sold by the Company under the circumstances contemplated by the Registration Statement, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

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The opinion set forth above is limited in all respects to the application of the existing laws of the Commonwealth of Virginia and the federal securities laws of the United States of America. Our opinion is expressed as of the date hereof, and we do not assume any obligation to update or supplement our opinion to reflect any fact or circumstance subsequently arising or any change in law subsequently occurring after such date.

The foregoing assumes that all steps necessary to comply with the registration requirements of the SEC and to comply with applicable (or to confirm an exemption from) requirements of state laws regulating the offer and sale of securities will be duly taken.

We hereby consent to the filing of this opinion with the SEC as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC.

Sincerely,

/s/ LeClairRyan, A Professional Corporation

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